SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                            PALOMAR ENTERPRISES, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
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    4)   Date Filed:
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

                            PALOMAR ENTERPRISES, INC.
                          1802 N. Carson St. #212-2705
                         Carson City, Nevada 89701-1230
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            NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS TO BE
                             EFFECTIVE JULY 11, 2003

Dear Stockholder:

     Palomar Enterprises, Inc. (the "Company," the "Corporation" or "PALR") notifies our shareholders of record that stockholders holding a majority of the voting power plan to effect the following proposals by written consent in lieu of a special meeting, to be effective July 11, 2003:

     1. To confirm the elections of Steve Bonenberger and Brent Fouch as members of the Board of Directors of the Company to serve until the next annual meeting of shareholders to be held during March 2004 and

     2. Vote to amend PALR's Articles of Incorporation to increase the number of shares of authorized common stock from 50,000,000 shares, par value $0.001 per share, to 300,000,000 shares and to authorize a class of preferred stock in the amount of 50,000,000 shares, par value.

     This Information Statement is first being mailed to stockholders of PALR on or about June 21, 2003. Only stockholders that are entitled to vote or give an authorization or consent in regard to any matter to be acted upon and from whom proxy authorization or consent is not solicited on behalf of the registrant will be entitled to receive the Information Statement. These actions will not be effective until July 11, 2003, a date which is at least 20 days after the filing of a Definitive Information Statement. You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority stockholders of the Company.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Proxies are not being solicited because a stockholder holding a majority of the issued and outstanding voting common stock of the Company holds enough shares to effect the proposed actions and has indicated his intention to vote in favor of the proposals contained herein.

                                      /s/ Steve Bonenberger
                                      ------------------------------------------
                                      Steve Bonenberger, Chief Executive Officer

Carson City, Nevada
June 10, 2003

                            PALOMAR ENTERPRISES, INC.
                          1802 N. Carson St. #212-2705
                         Carson City, Nevada 89701-1230
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                              INFORMATION STATEMENT

                               GENERAL INFORMATION

     This information statement is being furnished to holders of the majority of the common stock of Palomar Enterprises, Inc., a Nevada corporation ("PALR"). PALR will bear the cost of preparing and sending out this information statement. If you are not a beneficial shareholder of PALR's common stock, management will provide you with a copy of this information statement upon written request.

     The Board of Directors has recommended, and persons owning the majority of the voting power of PALR, intend to adopt resolutions to effect the actions noted herein.

                         DISSENTERS' RIGHT OF APPRAISAL

     The Nevada Revised Statutes does not provide for dissenter's rights of appraisal in connection with the proposed action.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

GENERAL

     The Board of Directors of Palomar Enterprises, Inc. has currently set the number of directors constituting the whole board at two. At the upcoming Meeting, stockholders will elect two individuals to serve as directors, whose terms shall expire at the 2004 Annual Meeting of Shareholders and until a successor(s) has(have) been duly elected and qualified or until his or her earlier resignation or removal. The Board has selected two nominees. The persons nominated for election have agreed to serve, if elected, and management has no reason to believe that the nominees will be unavailable to serve. The majority shareholders have expressed their intention to vote in favor of electing these nominees to serve on the Board of Directors. The Company intends to add additional qualified members to its Board of Directors, as necessary.

NOMINEES

     The name of the nominees, their ages as of June 10, 2003, and certain other information is set forth below:

     Name of Nominee           Age            Principal Occupation
     ---------------           ---            --------------------
    Steve Bonenberger          47        Full-time President and CEO of
                                         Palomar Enterprises, Inc.

    Brent Fouch                34        Full-time Treasurer and COO of
                                         Palomar Enterprises, Inc.

DIRECTOR COMPENSATION

     Board members are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and of Committees of the Board.

     Each employee of PALR who is also a director of PALR does not receive any additional compensation for his service on the Board.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     Palomar Enterprises, Inc. has no standing committees.

                                   PROPOSAL II

                           INCREASE AUTHORIZED CAPITAL

     PALR's Articles of Incorporation, as currently in effect, authorizes PALR to issue up to 50,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. The Company seeks approval to amend the Articles in order to increase the number of shares of common stock authorized for issuance under the Articles to a total of 300,000,000 shares. Additionally, the Company seeks approval to amend the Articles in order to authorize the issuance of preferred stock to a total of 50,000,000 shares. If the Amendment is adopted, it will become effective upon the filing of the Amendment with the Nevada Secretary of State.

     The Board of Directors believes that it is in PALR's and PALR's stockholders' best interests to authorize the Amendment to the Articles to increase the availability of additional authorized but unissued capital stock to provide PALR with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purposes.

     The Board of Directors believes that the proposed increase in authorized capital will make a sufficient number of shares available, should PALR decide to use its shares for one or more of such previously mentioned purposes or otherwise. PALR reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     If the stockholders approve the proposed Amendment, the Board of Directors may cause the issuance of additional shares of stock without further vote of the stockholders of PALR, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of PALR are then listed. Under PALR's Articles, PALR's stockholders do not have preemptive rights to subscribe to additional securities which may be issued by PALR, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of PALR in order to maintain their proportionate ownership of PALR's stock. In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

     In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of PALR by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of PALR and our stockholders. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed Amendment may limit the opportunity for PALR's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting PALR's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of PALR's business. However, the Board of Directors is not aware of any attempt to take control of PALR and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of June 10, 2003, certain information regarding the beneficial ownership of our common stock by:

     1. Each person who is known us to be the beneficial owner of more than 5% of the common stock,

     2.   Each of our directors and executive officers and

     3.   All of our directors and executive officers as a group.

     Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

                                                        Amount and Nature of
Title of Class     Name of Beneficial Owner               Beneficial Owner        % of Class
--------------     ------------------------               ----------------        ----------
Common Stock       Steve Bonenberger, President (1)          6,000,000              25.6%
Common Stock       Brent Fouch, Treasurer (1)                6,000,000              25.6%

                   Officers and Directors as a Group        12,000,000              51.2%

Common Stock       Jeffrey Halbirt (2)                       1,100,000               4.7%
Common Stock       Kim Moore (2)                               930,000               4.0%
Common Stock       Terry Neild (2)                             200,000               0.9%

Notes:

     (1) The addresses for Messrs. Bonenberger and Fouch is 1802 N. Carson St. #212-2705, Carson City, Nevada 89701-1230.

     (2) The addresses for Messrs. Halbirt, Moore and Neild, the former officers and directors of the Company, is: 7898 E. Acoma Drive, Suite 203, Scottsdale, Arizona 85260

CHANGE OF CONTROL

     On or about May 16, 2003, the Board of Directors of the Company appointed Steve Bonenberger to serve as President and Secretary of the Company, and Brent Fouch in the capacity of Treasurer of the Company. As a result of the appointment of Mr. Bonenberger as President and Secretary and Mr. Fouch as Treasurer, the Company entered into agreements to secure the employment of said individuals to their respective positions.

     Pursuant to the duly executed employment agreements, Messrs. Bonenberger and Fouch shall be employed for a period of one (1) year, to expire not earlier than May 16, 2004, for compensation in the amount of $60,000 per person, due upon execution of subject employment agreements. Messrs. Bonenberger and Fouch have elected to accept restricted common stock in the amount of 6,000,000 shares in lieu of cash compensation. The said shares subject to this transaction shall be restricted securities as that term is defined in Paragraph (a)(3) of Rule 144, under the Securities Act of 1933, as amended (the "Securities Act").

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
                       SECTION 16(a) OF THE EXCHANGE ACT

     The following table sets forth certain information with respect to each of our executive officers or directors.

      Name          Age              Position                     Period Serving
      ----          ---              --------                     --------------
Steve Bonenberger   47     President, Secretary and Director   May 2003-May 2004

Brent Fouch         34     Treasurer and Director              May 2003-May 2004

BUSINESS EXPERIENCE

     STEVE BONENBERGER, PRESIDENT AND CHIEF EXECUTIVE OFFICER: During the past five years, Mr. Bonenberger was the managing director of B.M.M., LLC, a corporate consulting firm. Going forward, he intends to devote significantly all of this time to the furtherance of the operations of Palomar Enterprises, Inc.

     BRENT FOUCH, CHIEF OPERATIONS OFFICER: Over the past four years, Mr. Fouch has been the Chief Executive Officer of Action Stocks, Inc., a corporate consulting company. Prior to this, he was the partner of a consulting company called Kingdom Capital from 1998-1999. Mr. Fouch intends to serve as the Chief Operations Officer for Palomar Enterprises, Inc. full-time.

BOARD COMMITTEES

     The Company currently has no standing audit, compensation, nomination or other board committees performing similar functions. Currently, all members of the Company's board of directors participate in discussions concerning any business practice.

INVOLVEMENT ON CERTAIN MATERIAL LEGAL PROCEEDINGS DURING THE LAST FIVE YEARS

     No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

     No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

     No  director,   officer,   significant  employee  or  consultant  has  been
permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

     No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company's securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms that they file. Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that up to June 10, 2003, the beneficial owners did comply with Section 16(a) filing requirements applicable to them to the extent they did not file the forms required under Section 16(a).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                           Summary Compensation Table

                                      Annual Compensation                      Long-Term Compensation
                              -----------------------------------  ---------------------------------------------------

                                                    Other          Restricted  Securities
    Name and                                        Annual           Stock     Underlying     LTIP        All Other
Principal Position   Year   Salary($)  Bonus($)  Compensation($)    Awards($)   Options(#)  Payouts($)  Compensation($)
------------------   ----   ---------  --------  ---------------    ---------   ----------  ----------  ---------------
Steve Bonenberger    2003     60,000      0            0               0            0           0             0
President

Brent Fouch          2003     60,000      0            0               0            0           0             0
Treasurer

     Messrs. Bonenberger and Fouch have each elected to receive 6,000,000 shares of restricted common stock in lieu of a cash salary.

DIRECTORS' COMPENSATION

     The Company has no formal or informal arrangements or agreements to compensate its directors for services they provide as directors of the Company.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     Multiple shareholders sharing an address will receive only one annual report unless we receive contrary instructions from one or more of the security holders. We shall undertake to deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.

     Security holders may contact the Company at 1802 N. Carson St. #212-2705, Carson City, Nevada 89701-1230, at (775) 887-0670.

                                  OTHER MATTERS

     Management does not know of any business other than referred to in this information statement which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

                                      Palomar Enterprises, Inc.
                                      By order of the Board of Directors

                                      /s/ Steve Bonenberger
                                      ------------------------------------------
                                      Steve Bonenberger, Chief Executive Officer

Carson City, Nevada
June 10, 2003